Exhibit 10.26

February 25, 2019
STRICTLY PRIVATE AND CONFIDENTIAL
Patrick Guido
lululemon ____ Store Support Centre 1818 Cornwall Ave. Vancouver BC Canada V6J 1C7 ________ P. 1 604 732 6124 F. 1 604 874 6124 lululemon.com	Re: Amending Agreement Dear PJ:

As you know, you and lululemon are parties to an executive employment agreement dated April 9, 2018 (the "Employment Agreement"). We now write to confirm the following amendments to the Employment Agreement:

		1.	Section 1.01 of the Employment Agreement is amended by adding the following new definition: ""Amendment Date" means March 4, 2019."
		2.	Section 2.01(2) of the Employment Agreement is deleted and replaced with the following sentence: "The Executive will report to the Chief Executive Officer starting on the Amendment Date."
		3.	Section 4 is amended by adding the following section:

4.10 Stock Ownership Guidelines

The Executive acknowledges that he has received a copy of the Company’s Stock Ownership Guidelines and acknowledges and agrees to the Guidelines, as currently stated and as they may be amended from time to time.

Except as expressly amended by this Amending Agreement, we confirm that all other terms and conditions of your employment will remain as set out in the Employment Agreement, including without limitation the termination provisions contained therein.

Yours truly,

lululemon athletica inc.
	By:	/s/ CALVIN MCDONALD
Calvin McDonald, Chief Executive Officer

AGREED AND ACCEPTED:

	By:	/s/ PATRICK J. GUIDO	March 10, 2019
	Patrick J. Guido		Date